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                                 EXHIBIT 23(C)



                   CONSENT OF HACKER, JOHNSON, COHEN & GRIEB




                             ACCOUNTANTS' CONSENT


The Board of Directors
First Family Financial Corporation
Eustis, Florida


     We consent to the use of our report dated July 17, 1996, except for Note 18, as to which the date is July 19, 1996 relating to the Consolidated Financial Statements of First Family Financial Corporation as of June 30, 1996 and 1995 and for each of the years in the three-year period then ended and to the use of our name under the caption "Experts", in the Form S-4 Registration Statement of Colonial BancGroup.




HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
October 9, 1996